Exhibit 10.6

Execution Version

FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is dated to be effective as of the ____    day of _______________     2019 (“Effective Date”), by and between: (a) MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent (“Administrative Agent”) and as “L/C Bank” (as defined in the Credit Agreement, as defined below); (b) the undersigned lenders (collectively, the “Lenders”) which are parties to the Credit Agreement; (c) GPB PRIME HOLDINGS, LLC (“GPB Prime”) and AUTOMILE PARENT HOLDINGS, LLC (“Parent Holdings Guarantor”), each a Delaware limited liability company (collectively, the “Guarantors”); (d) AUTOMILE HOLDINGS, LLC (“Automile Holdings”), AUTOMILE TY HOLDINGS, LLC (“Automile TY”), and AMR REAL ESTATE HOLDINGS, LLC (“AMR RE”), each a Delaware limited liability company, and their undersigned Subsidiaries signing this Amendment as a “Borrower” (together with Automile Holdings, Automile TY, and AMR RE, collectively, the “Bmrnwers”), and (e) AMR AUTO HOLDINGS - MINR, LLC, AMR AUTO HOLDINGS - MN, LLC, AMR AUTO HOLDINGS - VWN, LLC, AMR AUTO HOLDINGS - BN, LLC, AMR AUTO HOLDINGS - BR, LLC, AMR AUTO HOLDINGS - HNR, LLC, and AMR AUTO HOLDINGS - WPWN, LLC (each a “Proposed Additional Borrower” and, collectively, the “Proposed Additional Borrowers”), each a Delaware limited liability company. The Guarantors and the Borrowers are collectively referred to in this Amendment as the “Obligors.” The Administrative Agent, the LC Bank, and the Lenders are collectively referred to in this Amendment as the “Credit Parties.” The Borrowers, the Guarantors, the Proposed Additional Borrowers, and the Credit Parties are collectively referred to as the “Parties.”

RECITALS

The Administrative Agent, LC Bank, the Lenders party thereto, and the Obligors have entered into an Amended and Restated Credit Agreement dated as of October 4, 2017, as amended pursuaht to a First Amendment and Waiver dated as of December 15, 2017 (“First Amendment”), a Second Amendment dated as of May I, 2018 (“Second Amendment”), a Third Amendment dated as of June 29, 20 I8 (“Third Amendment”), and a Fourth Amendment dated as of September 21, 2018 (“Fourth Third Amendment,” and the aforesaid Amended and Restated Credit Agreement, as amended pursuantto the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment collectively, the “Credit Agreement”), and the various other “Credit Documents,” as such term is defined in the Credit Agreement. All terms used in this Amendment without definition shall have the respective meanings given such terms in the Credit Agreement.

The Proposed Additional Borrowers, each a wholly-owned Subsidiary of Automile Holdings, propose to enter into the Credit Agreement and Credit Documents as additional Bmrnwers (including as Floor Plan Borrowers and/or Non-[*****] Borrowers, as applicable) on terms and conditions set forth with respect thereto in the Credit Agreement.

Automile Holdings has entered into a certain Asset Purchase Agreement dated April 18, 2018 (as amended, “Purchase Agreement”), as purchaser thereunder (which rights as purchaser may be assigned in whole or in part to the Proposed Additional Borrowers), with Gallery Automotive Group, LLC and Gallery North, Inc. (collectively, “Seller”), with respect to the acquisition from the Seller of substantially all of the assets of the Seller with respect to the BMW, Mazda, Volkswagen, Mini, and Honda brand dealerships and a parts wholesale warehouse located in Massachusetts (“Gallery Acquisition”) at the locations listed on Exhibit A to the Purchase Agreement (collectively, the “New Dealership Locations”).

Automile Holdings and the Proposed Additional Bmrnwers propose to enter into lease agreements for the New Dealership Locations (collectively, “Dealership Leases”). The landlords of the New Dealership Locations have required that the respective Dealership Leases be secured by Letters of Credit. As a result, the Borrowers have requested that the aggregate amount of Letters of Credit permitted to be incurred under the Credit Agreement be increased by aggregate amount ofFifteen Million Dollars ($15,000,000.00) (“LC Increase”), and that Automile Holdings be permitted to provide cash collateral security for such Letters of Credit in an amount up to Fifteen Million Dollars ($15,000,000.00) arising from contributed cash equity from GBP Prime Holdings, LLC (“Cash Collateral Security”).

The Administrative Agent, LC Bank and the Required Lenders have agreed to enter into this Amendment with the Obligors and Proposed Additional Borrowers in order to amend the Credit Agreement to provide for the LC Increase and the Cash Collateral Security in connection with the Gallery Acquisition (collectively, the “Amendment Requests”), in each case upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

AGREEMENT

Section 1.              Acknowledgment And Reaffirmation Of Obligations. Each of the Obligors acknowledges and affirms that: (a) the Credit Documents are the valid and binding obligation ofeach of them that is a signatory thereto; (b) the Credit Documents are enforceable in accordance with all stated terms; and (c) none of them has any defenses, claims of offset, or counterclaims against the enforcement of the Credit Documents in accordance with all stated te1ms.

Section 2.              Amendment And Modification of Credit Agreement. The Credit Agreement is hereby amended as set forth below:

 a.            Section 1.02 of the Credit Agreement is hereby amended to add the following additional definition:

“Galle,y Acquisition” means the Acquisition of assets by certain of the Bo1rnwers pursuant to a certain Asset Purchase Agreement dated April 18, 2018, between Automile Holdings, and other Borrowers which are Subsidiaries of Automile Holdings, as purchasers thereunder, and Gallery Automotive Group, LLC and Galle1y Nmih, Inc., as sellers, with respect to the acquisition from such sellers of substantially all of the assets of such sellers with respect to the BMW, Mazda, Volkswagen, Mini, and Honda brand dealerships and a parts wholesale warehouse located in Massachusetts at the locations listed on Exhibit A to such Asset Purchase Agreement.

 b.            Section 1.02 of the Credit Agreement is hereby amended by amending and restating the definition of “Letters of Credit” in its entirety as follows:

“Letters of Credit” means, collectively, (a) the standby letter of credit issued by M&T Bank as LC Bank for the account of Automile Holdings for the benefit of Federated Mutual Insurance Company having a stated face amount of $1,450,000, (b) the standby letter ofcredit issued by M&T Bank as LC Bank for the account of Automile Holdings for the benefit of Pennsylvania Manufacturers Association Insurance Company having a stated face amount of$1,250,000, and (c) standby letters of credit (in addition to the Letters of Credit described in clauses “(aY’ and “(b)” above) issued for the account of one or more of the Borrowers, inan aggregate stated face amount for all such Letters of Credit issued and at any time outstanding not to exceed Fifteen Million Dollars ($15,000,000.00), which letters of credit are (i) secured by perfected security interests in cash collateral derived from a cash equity contribution from GPB Prime and (ii) issued for the purpose of providing security for real estate leases executed by the applicable Borrowers in connection with the Gallery Acquisition.

 c.           Section 1.02 of the Credit Agreement is hereby amended by amending the definition of “Permitted Encumbrances” to add at the end thereof the following additional clause “(s)” as follows:

(s) pledges of cash deposits of a Borrower which are proceeds of contributed cash equity directly or indirectly from a non-Loan Party holder of Equity Interests in such Borrower in an amount not to exceed Fifteen Million Dollars ($15,000,000.00), which pledges provide cash collateral security for outstanding Letters of Credit.

 d.          Section 6.03 of the Credit Agreement is hereby amended by replacing reserved clause “G)’’ thereof with the following:

G) Indebtedness arising under Letters of Credit in an aggregate stated face amount not to exceed the maximum aggregate Dollar amount with respect to Letters of Credit set forth in the definition of Letters of Credit; provided that (i) the Borrowers shall have provided or caused to be provided to the Administrative Agent satisfactory evidence of the cash equity contribution which is the source of the cash collateral security for the Letters of Credit set fm1h in clause (c) of the defmition of Letters of Credit, and (ii) none of such Letters of Credit shall be issued to any Loan Party, GPB Capital, the Rosenberg Group, or any of their respective Affiliates as the beneficiary thereof.

e.            Section 6.07 of the Credit Agreement is hereby amended by replacing clauses (a) and (g) thereof, respectively, with the following:

 (a)  [reserved];

 (g) [reserved].

f.            Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.16. Payment of Management Fees. The Loan Parties may accrue, but none of the Loan Parties shall pay, directly or indirectly, to GPB Prime or any of its Affiliates, any management, consulting or similar fees, including but not limited to payments of management fees pursuant to the Management Services Agreements or otherwise. The prohibition set forth in this Section 6.16 shall be applicable, notwithstanding any provision to the contrary set forth in any of the Management Services Agreements or the Management Services Subordination Agreements, which agreements shall be deemed modified by the terms hereof.

Section 3.              Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the amendments and modifications set fm1h herein, and to the LC Bank and the Required Lenders to graut the Amendment Requests provided herein, each of the Obligors and each of the Proposed Additional Bmrnwers make the following representations and warranties to the Credit Pat1ies:

 Section 3.1. Authority And Good Standing. Each of them has the power to enter into this Amendment and to perform all of its obligations hereunder. Each of the Obligors and Proposed Additional Borrowers: (a)has duly authorized the entry into and perfmmance ofthis Amendment; (b) is in good standing in the jurisdiction ofits organization; and (c) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

 Section 3.2. Accuracy Oflnformation. All information and data submitted by or on behalfofthe Obligors and/or the Proposed Additional Borrowers in connection with the Amendment Requests, this Amendment and the amendments and other transactions contemplated herein are true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

 Section 3.3. Pending Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Obligors or Proposed Additional Borrowers threatened, against any Obliger or Proposed Additional Borrower or any assets of any Obliger or Proposed Additional Borrower, the adverse determination of which would be reasonably expected to have a Material Adverse Effect. No judgments have been entered against any of the Obligors or Proposed Additional Borrowers which would result in an Event of Default under Section 7.01.5 of the Credit Agreement.

 Section 3.4.          Events of Default. No Defaults or Events of Default exist.

Section 4.              Cash Capital Investments. In connection with the Gallery Acquisition and the LC Increase, GPB Prime shall have received from its equity holders and contributed to Automile Holdings cash equity in the aggregate amount of Eighty-Two Million Dollars ($82,000,000.00), as follows:

(a) Ten Million Dollars ($10,000,000.00) previously received by Automile Holdings and paid to and presently held by the Seller as a deposit (“Cash Deposit”); plus

(b) within three (3) Business Days of the execution of this Amendment by the Required Lenders (and, for the avoidance of doubt prior to the closing date of the Galle1y Acquisition or the date ofissuance of any Letter of Credit under the LC Increase), additional cash equity in the aggregate amount of Seventy-Two Million Dollars ($72,000,000.00), received by Automile Holdings and evidenced by additional cash deposits to Automile Holdings’ deposit accounts at M&T Bank, for the following purposes:

(i) Fifty-Seven Million Dollars ($57,000,000.00) to be used as part of the purchase price for the Gallery Acquisition, in addition to the Cash Deposit; and

(ii) Fifteen Million Dollars ($15,000,000.00) to be used for cash collateral security for Letters of Credit.

It is acknowledged by the Parties that, in the event that the Gallery Acquisition does not occur, the $72,000,000.00 cash deposit described in clause (b) above will be returned by Automile Holdings to GPB Capital.

Section 5.              Further Assurances. Each of the Obligors agrees to execute and deliver to the Administrative Agent such documents as may, from time to time, be reasonably requested by the Administrative Agent in order to amend and modify the Credit Agreement and the other Credit Documents as contemplated by this Amendment.

Section 6.              No Novation; No Refinance: No Impairment of Security Interest. It is the intent of each of the Pai1ies hereto that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Loans or the Credit Documents or of any of the obligations owed by any of the Obligors to the Credit Pai1ies or to be a refinance of any of the Obligations. This Amendment shall not release, limit or impair in any way the effectiveness and priority of the security interests, mortgages, pledges, assigmnents, and other Liens in the Collateral granted, described, and provided in the Credit Agreement and the other Credit Documents for the benefit of the Secured Parties as security for the Obligations, all of which security interests, mm1gages, pledges, assigranents, and other Liens shall continue unimpaired in full force and effect and are hereby ratified and confnmed.

Section 7.              Limited Amendment and Consent. Exceptto the extent amended pursuant to Section 2 of this Amendment, all of the terms, covenants, conditions, and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Obligors which is a party thereto. Nothing herein shall constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents, and each of the Obligors hereby ratifies and confirms all of the Credit Documents to which it is a party, after giving effect to all amendments set forth in Section 2 hereof. No failure or delay by any of the Credit Parties in the exercise or enforcement ofany of their rights under the Credit Agreement or any other Credit Document shall be a waiver of such right or remedy nor shall a single or pai1ial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. Any such consent or waiver must be specific and in writing to be binding upon the Credit Pai1ies and no such consent or waiver shall constitute, unless specifically so expressed in writing by the Administrative Agent, a future consent to, or waiver of, performance or exact performance by the Obligors. No consent, amendment, or waiver shall constitute a course of dealing.

Section 8.              Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the Patties and their respective successors and assigns.

Section 9.              Reimbursement of Administrative Agent’s Expenses. The Borrower Representative agrees to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all Credit Party Expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment, and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein.

Section I 0.              Choice Of Law: Consent To Jurisdiction: Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the State of New York (“Governing State”). Each of the Parties irrevocably consents to the non-exclusive jw•isdiction of the courts of the Governing State sitting in New York County and the United States District Court for the Southern District of New York, and any appellate court from any thereof. Each of the Parties agrees that venue shall be proper in any State court of the Governing State sitting in New York County or in any United States District Court for the Southern District of New York and waives any right to object to the maintenance of a suit in any of such state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 11.              RELEASE. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT, THE LC BANK AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH OF THE OBLIGORS AND PROPOSED ADDITIONAL BORROWERS FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, THE LC BANK, AND THE LENDERS AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS), ARISING OUT OF A COMMISSION OR OMISSION OF THE ADMINISTRATIVE AGENT, LC BANK, OR ANY OF THE LENDERS EXISTING OR OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE, WHICH ANY OF THE OBLIGORS OR PROPOSED ADDITIONAL BORROWERS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY SUCH CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE CREDIT DOCUMENTS, THIS AMENDMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL SUCH CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 12.              Counterparts And Delivery. This Amendment may be executed and delivered in counte1parts, (and by different Parties hereto in different counte1parts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment electronically or via facsimile shall be just as effective as the delivery of a manually executed counte1pait of this Amendment.

Section 13.              Waiver of Jruy Trial. All Paities to this Amendment waive the right to a trial by jury in any action brought to enforce or construe this Amendment or which otherwise arises out of or relates to this Amendment or the transactions contemplated herein.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement:

IN WITNESS WHEREOF, the Parties have executed this Amendment with the specific intention of creating a document under seal to be effective as of the date first above written.

GPBPRIME:

GPB PRIME HOLDINGS, LLC,
a Delaware Limited Liability Company

By:
Name:
Title:

PARENT HOLDINGS GUARANTOR:

AUTOMILE PARENT HOLDINGS, LLC,
a Delaware limited liability company

By:
David Rosenberg,
President

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement-Continued:

BORROWERS:

AUTOMILE TY HOLDINGS, LLC,	HANOVER AUTOMOTIVE HOLDINGS, LLC,
AMR AUTO HOLDINGS - TY, LLC,	LLC, AMR AUTO HOLDINGS - SM, LLC,
AMR AUTO HOLDINGS - TH, LLC,	AMR AUTO HOLDINGS - VS, LLC,
AMR AUTO HOLDINGS - TO, LLC,	AMR AUTO HOLDINGS - NC, LLC,
AMR AUTO HOLDINGS - LN, LLC,	AMR AUTO HOLDINGS - PO, LLC,
LUPOLLC,	AMR AUTO HOLDINGS -LH, LLC,
AUTOMILE HOLDINGS, LLC,	AMR AUTO HOLDINGS - LC, LLC,
AMR AUTO HOLDINGS - MW, LLC,	AMR AUTO HOLDINGS - SH, LLC,
AMR AUTO HOLDINGS-PA, LLC,	AMR AUTO HOLDINGS - CH, LLC,
AMR AUTO HOLDINGS -AC, LLC,	PRIME FLIP, LLC,
AMR AUTO HOLDINGS -ACII, LLC,	AMR AUTO HOLDINGS - JS, LLC,
AMR AUTO HOLDINGS - HN, LLC,	Each a Delaware limited liability company
AMR AUTO HOLDINGS - MH, LLC,
AMR AUTO HOLDINGS - SB, LLC,
AMR AUTO HOLDINGS - HD, LLC,	By: David Rosenberg,
AMR AUTO HOLDINGS - FA, LLC,	Manager.
AMR AUTO HOLDINGS - VH, LLC,
AMR AUTO HOLDINGS - MM, LLC,
AMR AUTO HOLDINGS - SN, LLC,
AMR AUTO HOLDINGS - BG, LLC,	AMR REAL ESTATE HOLDINGS, LLC,
SACO AUTO HOLDINGS - FLMM, LLC,	A Delaware limited liability company
SACO AUTO HOLDINGS - HN, LLC,
SACO AUTO HOLDINGS - VW, LLC,
SAWDRAN, LLC,	By: David Rosenberg,
STARETZ, LLC,	Manager.
Each a Delaware limited liability company
PROPOSED ADDITIONAL BORROWERS:
AMR AUTO DISTRIBUTORS INC.,
A Massachusetts corporation	AMR AUTO HOLDINGS - MINR, LLC,
AMR AUTO HOLDINGS - MN, LLC,
AMR AUTO HOLDINGS - VWN, LLC,
By: David Rosenberg,	AMR AUTO HOLDINGS - BN, LLC,
President	AMR AUTO HOLDINGS - BR, LLC,
AMR AUTO HOLDINGS - HNR, LLC,
AMR AUTO HOLDINGS - WPWN, LLC,

Each a Delaware limited liability company

By: David Rosenberg,
Manager.

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement - Continued:

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY,
A New Yark Banking Corporation,
In Its Capacity As Administrative Agent

By:
John E. Brissette,
Vice President

LENDER and LC BANK:

MANUFACTURERS AND TRADERS TRUST COMPANY,
As A Lender and as LC Bank

By:
John E. Brissette,
Vice President

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

SUNTRUST BANK,
As a Lender

By:
Name:
Title:

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
As a Lender

By:
Name:	Michele Nowak
Title:	Credit Director, National Accounts

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

[*****] MOTOR CREDIT CORPORATION,
As a Lender

By:
Name:
Title:

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

NYCB SPECIALTY FINANCE COMPANY, LLC,
a wholly owned subsidiary of New York Community Bank, As a Lender

By:
Name: Mark C. Mazmanian
Title: First Senior Vice President

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement- Continued:

LENDER:

KEYBANK NATIONAL ASSOCIATION,
As a Lender

By:
Name:
Title:

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

TDBANK,N.A.,
As a Lender

By:
Name:
Title:

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement - Continued:

LENDER:

VW CREDIT, INC.,
As a Lender

By:
Name:
Title:

Signature Page To Fifth Amendment to Amended and Restated Credit Agreement- Continued:

Each of the undersigned hereby executes this Amendment in connection with and as paities to the Management Services Agreemenst and the Management Services Subordination Agreements for the purposes of evidenc ing its acknowledgement of, and consent and agreement to, the modifications and resh•ictions as to payment to either of them of management, consulting and similar fees under such agreements and otherwise by any of tbe Loan Parties, in any case as set forth in the Credit Agreement, as amended and modified pursuant to this Amendment.

CAPSTONE AUTOMOTIVE GROUP, LLC,
a Delaware limited liability company

By:	/s/ David Gentile
Name: David Gentile
Title: Manager

CAPSTONE AUTOMOTIVE GROUP II, LLC,
a Delaware limited liability company

By:	/s/ David Gentile
Name: David Gentile
Title: Manager